EXHIBIT 11.1

                       COMPUTATION OF NET (LOSS) PER SHARE
                                   (Unaudited)
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

                                                            Three Months Ended                                Nine Months Ended
                                                                 April 30                                         April 30
                                                   ---------------------------------                          ----------------
                                                        1996                1997                1996                1997
                                                   -------------        ------------        ------------        ------------

NET (LOSS) ATTRIBUTABLE TO COMMON
   SHAREHOLDERS................................      $(1,297,548)         $ (960,957)        $(2,733,114)        $(2,062,536)
                                                    ============          ==========         ===========         ===========


Weighted average number of Class A common
   share outstanding...........................        2,734,975           3,926,237           2,734,975           3,286,559

Weighted average number of Class B common
   share outstanding...........................        1,469,050           1,372,566           1,469,050           1,372,566

Less escrow shares.............................         (781,244)           (781,244)           (781,244)           (781,244)
                                                     -----------         -----------         -----------         -----------


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING.................................        3,422,781           4,517,559           3,422,781           3,877,881
                                                       =========           =========           =========           =========

NET (LOSS) PER SHARE OF COMMON SHARE...........            $(.38)              $(.21)              $(.80)              $(.53)
                                                          ======              ======              ======              ======
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         The accompanying notes are an integral part of these condensed financial statements.